Exhibit 99.1

VERSES® Closes Financing Arrangement with a Notional Value of CAD$14 Million and Receives First Tranche of CAD$700,000

VANCOUVER, British Columbia – November 13, 2025 – VERSES AI Inc. (CBOE: VERS) (OTCQB: VRSSF) (“VERSES” or the “Company”), a cognitive computing company pioneering next-generation agentic software systems, is pleased to announce that it has closed its previously announced non-brokered private placement (the “Offering”) with Sorbie Bornholm LP (“Sorbie”).

As part of the Offering, VERSES is expected to receive a notional amount of CAD$14,000,000 in exchange for the issuance of an aggregate of 2,660,000 Units, including finder’s fees. Each Unit consists of one Class A subordinated voting share (a “Common Share”) of the Company and one half warrant (each whole warrant, a “Warrant”), where each Warrant will entitle the holder to acquire one additional Common Share at an exercise price of CAD$7.00 for a period of 36 months from the closing of the Offering.

The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes.

Verses has received CAD$700,000 representing the first tranche of the Offering, and expects to receive eleven additional tranches expected to be paid monthly subject to the terms of the Sharing Agreement. The Sharing Agreement calculates each additional tranche, as CAD$1,209,091 times the percent difference between the benchmark price of CAD$7.75 and the trailing 20-day Value Weighted Average Price. In the case where the 20-day Value Weighted Average Price is greater than the benchmark price, then the difference will be added to CAD$1,209,092 and there is no limit to the amount that Verses can receive. VERSES anticipates that the additional tranches will begin 30 days after closing and is responsible to pay 8% brokerage fee with each tranche.

The securities issued under the Offering are subject to a statutory hold period of four months plus a day from the date of issuance in accordance with applicable securities legislation in Canada.

The Common Shares and Warrants being offered and sold in the Offering will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and none of the Common Shares, Warrants, or Common Shares issuable upon exercise of the Warrants may be offered or sold in the United States absent registration under the U.S. Securities Act and all applicable state securities laws or an applicable exemption from such registration requirements.

This news release shall not constitute an offer to sell, or a solicitation of an offer to buy, the Units in the United States, and shall not constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This news release is being issued pursuant to and in accordance with Rule 135c under the U.S. Securities Act.

About VERSES

VERSES is a cognitive computing company building next-generation agentic software systems modeled after the wisdom and genius of Nature. Designed around first principles found in science, physics and biology, our flagship product, Genius,™ is an agentic enterprise intelligence platform designed to generate reliable domain-specific predictions and decisions under uncertainty. Imagine a Smarter World that elevates human potential through technology inspired by Nature.

For more information, visit VERSES.ai, and follow VERSES on LinkedIn and X.

On behalf of the Company

Gabriel René, Founder & CEO, VERSES AI Inc.

Press Inquiries: press@verses.ai

Investor Relations Inquiries

James Christodoulou, Chief Financial Officer

ir@verses.ai, +1(212)970-8889

Forward-Looking Statements

This news release contains “forward-looking information” and “forward-looking statements” (collectively, the “Statements”) within the meaning of applicable securities laws, including, without limitation, statements regarding the anticipated proceeds from the Offering; the price of the Company’s Common Shares in the future and the impact of same on the proceeds received by the Company under the sharing agreement; and the timing of the settlement tranches under the sharing agreement.. Although VERSES believes that the expectations expressed in these Statements are based on reasonable assumptions, actual results may differ materially.

By their nature, the Statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such Statements. Factors that may cause such differences include, but are not limited to, the ability of the Company to receive the anticipated proceeds from the Offering and other risks detailed in the Company’s public filings. The Statements speak only as of the date of this release, and VERSES undertakes no obligation to update them except as required by applicable law.

Various assumptions or factors are typically applied in drawing conclusions or making the forecasts or projections set out in forward-looking information, including the assumption that the Company will receive the anticipated proceeds from the Offering. Those assumptions and factors are based on information currently available to the Company. Although such statements are based on reasonable assumptions of the Company’s management, there can be no assurance that any conclusions or forecasts will prove to be accurate.

Neither the CBOE nor any other securities regulator accepts responsibility for the adequacy or accuracy of this release.